EXHIBIT 23.2



                            MCGLADREY & PULLEN, LLP
                 Certified Public Accountants and Consultants



                         INDEPENDENT AUDITOR'S CONSENT



We consent to the incorporation by reference in the prospectus and Registration Statement on Form S-8 of First Midwest Bancorp, Inc. of the Form 10-K Annual Report of CF Bancorp, Inc. for the fiscal year ended June 30, 1995.



                            McGLADREY & PULLEN, LLP




Davenport, Iowa
December 18, 1995